SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 15, 2003
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                        General DataComm Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                 1-8086                        06-0853856
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(State or Other Jurisdiction    (Commission                  (IRS Employer
  of Incorporation)          File Number)                   Identification No.)


                  6 Rubber Avenue, Naugatuck CT                 06770
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         (Address of Principal Executive Offices)             (Zip Code)


          Registrant's telephone number, including area code (203)-729-0271
                                                             --------------



                                       N/A

          (Former Name or Former Address, if Changed Since Last Report


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Item 3. Bankruptcy or Receivership


On September 15, 2003, the Company's Plan of Reorganization became effective and the Company emerged from Bankruptcy pursuant to the Plan approved on August 5, 2003 as described in Form 8-K dated August 5, 2003. On September 16, 2003, a one-for-ten reverse split was effected on the Company's Common Stock and Class B Stock so that there are now approximately 3,200,000 shares of Common Stock and 200,000 shares of the non-publicly traded Class B Stock outstanding. Stockholders will be required to surrender their stock certificates in order to receive the new certificates reflecting the one-for-ten reverse split as more detailed in the press releases filed as part of this report. Also filed as part of this report is the new loan agreement entered into with the Company's secured lenders, the Warrants granted to such lenders, and the Indenture governing the new Debentures being issued to unsecured creditors for their allowed claims, all as provided in the Plan of Reorganization. Reference is made to such documents for a complete description of their terms.

Item 7.  Exhibits

4.1   Indenture dated as of September 15, 2002.
4.2   Common Stock Purchase Warrant W-1 issued to Secured Lenders.
4.3   Common Stock Purchase Warrant W-2 issued to Secured Lenders.
10.1  Loan and Security Agreement dated as of August 20, 2002.
99.1  Initial press release issued September 15, 2003.
99.2  Additional press release issued September 15, 2003.

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          General DataComm Industries, Inc.
                                                    (Registrant)

                                          By:  /S/ William G. Henry
                                               William G. Henry
                                               Vice President and Principal
                                               Financial Officer

Dated:  September 17, 2003















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